EXHIBIT 7

RATIO OF EARNINGS TO FIXED CHARGES

IRISH GAAP		2003	2002	2001	2000	1999
Earnings:
Pre-tax income pre-Minority Interests	euro'm	864.2	855.7	802.9	696.7	634.9
Add back Share of Equity Investee Interest	euro'm	5.2	7.1	3.6	0.9	0.9
Deduct Share of Equity Investee PBIT—JVs	euro'm	(39.5)	(33.5)	(25.5)	(16.5)	(11.8)
Deduct Share of Equity Investee PBIT—Associates	euro'm	(0.7)	—	—	—	—
Deduct Share of Equity Investee Loss on Asset Sale	euro'm	(1.1)	(1.2)	—	—	—
Add Share of Equity Investee Goodwill Amortisation	euro'm	1.5	2.0	—	—	—
Add back Fixed Charges	euro'm	198.4	234.6	282.1	295.5	162.6
Add Back Amortised Capitalised Interest	euro'm	—	—	—	—	—
Distributed Income of Equity Investees	euro'm	19.4	23.5	11.3	7.8	5.6
Deduct Interest Capitalised	euro'm	—	—	—	—	—
Preference dividends of consolidated Subsidiaries	euro'm	(9.0)	(10.5)	—	—	—
Minority Interest in subsidiaries not incurring fixed charges	euro'm	—	—	—	—	—

	euro'm	1,038.4	1,077.7	1,074.4	984.4	792.2

Fixed charges:
Interest expensed	euro'm	141.1	175.9	233.5	253.9	135.8
Interest capitalised	euro'm	—	—	—	—	—
Amortised premiums and discounts related to indebtedness	euro'm	—	—	—	—	—
Amortised expenses related to indebtedness	euro'm	0.1	0.1	—	—	—
Estimated Interest element rental expense	euro'm	48.2	48.1	48.6	41.6	26.8
Preference dividends of consolidated Subsidiaries	euro'm	9.0	10.5	—	—	—

	euro'm	198.4	234.6	282.1	295.5	162.6

Ratio of earnings to fixed charges	Irish GAAP	5.2	4.6	3.8	3.3	4.9

		2003	2002	2001	2000	1999
Pre-tax income under Irish GAAP	euro'm	864.2	855.7	802.9	696.7	634.9
US GAAP Adjustments
Stock-based employee compensation	euro'm	(5.1)	19.4	(19.6)	(6.2)	(32.9)
Goodwill Amortisation	euro'm	45.7	41.4	(8.3)	(12.3)	(10.7)
Adjustment to profit on disposal of Keyline	euro'm	—	—	—	—	27.2
Cumulative FAS133 Adjustment	euro'm	—	—	(16.9)	—	—
Adjustment to profit on disposal of Vebofoam	euro'm	—	—	0.8	—	—
Gains/(losses) on hedging instruments	euro'm	(20.0)	11.5	(8.2)	—	—
Adjustment to eliminate Revaluation Surplus:
—depreciation	euro'm	3.0	0.4	0.4	0.4	0.4
—profit on disposal	euro'm	—	—	0.8	—	1.0
Pensions	euro'm	(15.7)	15.5	22.1	26.4	16.7
Debt Issue Expenses Incurred and written-off	euro'm	—	—	0.6	1.2	1.1
Amortisation of Issue Expenses	euro'm	(0.3)	(0.4)	(0.5)	(0.3)	(0.2)

Pre-tax income under US GAAP	euro'm	871.8	943.5	774.1	705.9	637.5

US GAAP		2003	2002	2001	2000	1999
Earnings:
Pre-tax income pre-Minority Interests	euro'm	871.8	943.5	774.1	705.9	637.5
Add back Share of Equity Investee Interest	euro'm	5.2	7.1	3.6	0.9	0.9
Deduct Share of Equity Investee PBIT	euro'm	(39.5)	(33.5)	(25.5)	(16.5)	(11.8)
Deduct Share of Equity Investee Loss on Asset Sale	euro'm	(1.1)	(1.2)	—	—	—
Add Share of Equity Investee Goodwill Amortisation	euro'm	1.5	2.0	—	—	—
Add back Fixed Charges	euro'm	198.7	235.0	282.6	295.8	162.8
Add Back Amortised Capitalised Interest	euro'm	—	—	—	—	—
Distributed Income of Equity Investees	euro'm	19.4	23.5	11.3	7.8	5.6
Deduct Interest Capitalised	euro'm	—	—	—	—	—
Preference dividends of consolidated Subsidiaries	euro'm	(9.0)	(10.5)	—	—	—
Minority Interest in subsidiaries not incurring fixed charges	euro'm	—	—	—	—	—

	euro'm	1,047.0	1,165.9	1,046.1	993.9	795.0

Fixed charges:
Interest expensed	euro'm	141.1	175.9	233.5	253.9	135.8
Interest capitalised	euro'm	—	—	—	—	—
Amortised premiums and discounts related to indebtedness	euro'm	—	—	—	—	—
Amortised expenses related to debt—Irish GAAP	euro'm	0.1	0.1
Amortised expenses related to indebtedness	euro'm	0.3	0.4	0.5	0.3	0.2
Estimated Interest element within rental expense	euro'm	48.2	48.1	48.6	41.6	26.8
Preference dividends of consolidated Subsidiaries	euro'm	9.0	10.5	—	—	—

	euro'm	198.7	235.0	282.6	295.8	162.8

Ratio of earnings to fixed charges	US GAAP	5.3	5.0	3.7	3.4	4.9